Exhibit 99.1
ICU Medical, Inc. Announces Fourth Quarter 2019 Results
SAN CLEMENTE, Calif., February 27, 2020 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products used in infusion therapy and critical care applications, today announced financial results for the quarter ended December 31, 2019.

Fourth Quarter 2019 Results

Fourth quarter 2019 revenue was $315.5 million, compared to $340.4 million in the same period last year. GAAP gross profit for the fourth quarter of 2019 was $114.1 million, as compared to $134.6 million in the same period last year. GAAP gross margin for the fourth quarter of 2019 was 36%, as compared to 40% in the same period last year. GAAP net income for the fourth quarter of 2019 was $20.6 million, or $0.96 per diluted share, as compared to GAAP net loss of $7.4 million, or $0.36 loss per diluted share, for the fourth quarter of 2018. Adjusted diluted earnings per share for the fourth quarter of 2019 were $1.94 as compared to $2.14 for the fourth quarter of 2018. Also, adjusted EBITDA was $60.7 million for the fourth quarter of 2019 as compared to $69.3 million for the fourth quarter of 2018.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “Fourth quarter revenue and adjusted EBITDA were generally in line with our expectations.”

Revenues by market segment for the three and twelve months ended December 31, 2019 and 2018 were as follows (in millions):

	Three months ended December 31,				Year ended December 31,
Market Segment	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Infusion Consumables	$119.6	$121.5	$(1.9)	(1.6)%	$477.6	$483.0	$(5.4)	(1.1)%
Infusion Systems	83.8	92.2	(8.4)	(9.1)%	328.3	355.5	(27.2)	(7.7)%
IV Solutions*	101.0	113.8	(12.8)	(11.2)%	415.0	508.0	(93.0)	(18.3)%
Critical Care	11.1	12.8	(1.7)	(13.3)%	45.3	53.5	(8.2)	(15.3)%
	$315.5	$340.3	$(24.8)	(7.3)%	$1,266.2	$1,400.0	$(133.8)	(9.6)%
*IV Solutions includes $19.7 million and $81.0 million of contract manufacturing to Pfizer for the three and twelve months ended December 31, 2019, respectively, as compared to $18.9 million and $78.2 million for the same periods in the prior year.

Fiscal Year 2020 Guidance

For the Fiscal Year 2020, the Company expects adjusted EBITDA to be in the range of $240 million to $260 million, and adjusted diluted EPS to be in the range of $6.50 to $7.20.

Conference Call

The Company will host a conference call to discuss fourth quarter 2019 financial results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 9482926. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical products used in infusion therapy, and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed system transfer devices for hazardous drugs, sterile IV solutions, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including our fiscal year 2020 guidance. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of growth or improving efficiencies, and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Company's most recent Annual Report on Form 10-K and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2019	December 31, 2018
	(Unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$268,670	$344,781
Short-term investment securities	23,967	37,329
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	292,637	382,110
Accounts receivable, net of allowance for doubtful accounts	202,219	176,298
Inventories	337,640	311,163
Prepaid income taxes	15,720	11,348
Prepaid expenses and other current assets	33,981	46,117
TOTAL CURRENT ASSETS	882,197	927,036
PROPERTY AND EQUIPMENT, net	456,085	432,641
OPERATING LEASE RIGHT-OF-USE ASSETS	34,465	—
LONG-TERM INVESTMENT SECURITIES	—	2,025
GOODWILL	31,245	11,195
INTANGIBLE ASSETS, net	211,408	133,421
DEFERRED INCOME TAXES	27,998	38,654
OTHER ASSETS	48,984	40,419
TOTAL ASSETS	$1,692,382	$1,585,391
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$128,629	$120,469
Accrued liabilities	117,776	128,820
Income tax liability	2,063	—
TOTAL CURRENT LIABILITIES	248,468	249,289
CONTINGENT EARN-OUT LIABILITY	17,300	47,400
OTHER LONG-TERM LIABILITIES	32,820	20,592
DEFERRED INCOME TAXES	2,091	721
INCOME TAX PAYABLE	14,459	3,734
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; Issued and outstanding— none	—	—
Common stock, $0.10 par value — Authorized, 80,000 shares; Issued 20,743 shares at December 31, 2019 and 20,492 at December 31, 2018 and outstanding 20,742 shares at December 31, 2019 and 20,491 shares at December 31, 2018	2,074	2,049
Additional paid-in capital	668,947	657,899
Treasury stock, at cost	(157)	(95)
Retained earnings	721,782	620,747
Accumulated other comprehensive loss	(15,402)	(16,945)
TOTAL STOCKHOLDERS' EQUITY	1,377,244	1,263,655
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,692,382	$1,585,391
______________________________________________________
(1) December 31, 2018 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
TOTAL REVENUES	$315,523	$340,378	$1,266,208	$1,400,040
COST OF GOODS SOLD	201,383	205,738	794,344	830,012
GROSS PROFIT	114,140	134,640	471,864	570,028
OPERATING EXPENSES:
Selling, general and administrative	70,649	76,531	276,982	320,002
Research and development	12,587	13,525	48,611	52,867
Restructuring, strategic transaction and integration	11,166	41,119	80,574	105,390
Contract settlement	1,915	12,696	5,737	41,613
Change in fair value of contingent earn-out	—	(100)	(47,400)	20,400
TOTAL OPERATING EXPENSES	96,317	143,771	364,504	540,272
INCOME (LOSS) FROM OPERATIONS	17,823	(9,131)	107,360	29,756
INTEREST EXPENSE	(138)	(161)	(549)	(709)
OTHER INCOME (EXPENSE), net	3,236	(3,191)	7,896	(6,673)
INCOME (LOSS) BEFORE INCOME TAXES	20,921	(12,483)	114,707	22,374
(PROVISION) BENEFIT FOR INCOME TAXES	(280)	5,128	(13,672)	6,419
NET INCOME (LOSS)	$20,641	$(7,355)	$101,035	$28,793
NET INCOME (LOSS) PER SHARE
Basic	$1.00	$(0.36)	$4.90	$1.41
Diluted	$0.96	$(0.36)	$4.69	$1.33
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	20,693	20,490	20,629	20,394
Diluted	21,393	20,490	21,545	21,601

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted EBITDA excludes the following items from net income:

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Contract settlement: Occasionally, we are involved in contract renegotiations that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Disposition of certain assets: Occasionally, we may dispose of certain assets if no longer needed for current operations. We exclude any gains or losses recognized on the sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, intangible asset amortization expense, stock compensation expense, restructuring, strategic transaction and integration, change in fair value of contingent earn-out, contract settlement, adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value and disposition of certain assets. The tax effect on the above adjustments is calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item has been recorded.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Adjusted EBITDA
	Three months Ended December 31,
	2019	2018
GAAP net income (loss)	$20,641	$(7,355)

Non-GAAP adjustments:
Interest, net	(1,563)	(2,008)
Stock compensation expense	5,757	6,249
Depreciation and amortization expense	19,891	19,667
Restructuring, strategic transaction and integration	11,166	41,119
Change in fair value of contingent earn-out	—	(100)
Contract settlement	3,019	12,810
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	1,512	—
Disposition of certain assets	—	4,059
Provision (Benefit) for income taxes	280	(5,128)
Total non-GAAP adjustments	40,062	76,668

Adjusted EBITDA	$60,703	$69,313

	Adjusted diluted earnings per share
	Three months ended December 31,
	2019	2018 (1)
GAAP diluted earnings (loss) per share	$0.96	$(0.36)

Non-GAAP adjustments:
Stock compensation expense	$0.27	$0.29
Amortization expense	$0.24	$0.20
Restructuring, strategic transaction and integration	$0.52	$1.91
Change in fair value of contingent earn-out	$—	$—
Contract settlement	$0.14	$0.59
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value	$0.07	$—
Disposition of certain assets	$—	$0.19
Estimated income tax impact from adjustments	$(0.26)	$(0.68)
Adjusted diluted earnings per share	$1.94	$2.14
_______________________________________________
(1) During 2019, we changed our methodology when computing adjusted diluted earnings per share to remove interest, net from the calculation, accordingly we conformed the prior year adjusted diluted earnings per share to the current year presentation.

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2020 Outlook
(In millions, except per share data)
(unaudited)

	Low End of Guidance	High End of Guidance
GAAP net income	$71	$86

Non-GAAP adjustments:
Interest, net	(3)	(3)
Stock compensation expense	22	22
Depreciation and amortization expense	87	87
Restructuring, strategic transaction and integration	40	40
Contract settlement	4	4
Provision for income taxes	19	24
Total non-GAAP adjustments	169	174

Adjusted EBITDA	$240	$260

GAAP diluted earnings per share	$3.29	$3.99

Non-GAAP adjustments:
Stock compensation expense	$1.02	$1.02
Amortization expense	$1.07	$1.07
Restructuring, strategic transaction and integration	$1.86	$1.86
Contract settlement	$0.17	$0.17
Estimated income tax impact from adjustments	$(0.91)	$(0.91)
Adjusted diluted earnings per share	$6.50	$7.20

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254